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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-4 of
TravelCenters of America, Inc. of our report dated March 10, 2000 relating to the financial statements of TravelCenters of America Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------

Cleveland, Ohio
January 18, 2001